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                                GREY WOLF, INC.
                        PUBLIC OFFERING OF COMMON STOCK

                               LOCK-UP AGREEMENT


                                October 14, 1997



Credit Suisse First Boston Corporation
BT Alex. Brown Securities Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
Howard, Weil, Labouisse, Friedrichs Incorporated
Johnson Rice & Company L.L.C.
         As Representatives of the Several Underwriters
         c/o Credit Suisse First Boston Corporation,
         Eleven Madison Avenue,
         New York, N.Y.  10010-3629


Ladies and Gentlemen:

     The undersigned understands that Credit Suisse First Boston Corporation ("CSFBC"), BT Alex. Brown Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Howard, Weil, Labouisse, Friedrichs Incorporated, and Johnson Rice and Company L.L.C. as representatives (the "Representatives") of the several underwriters (together, the "Underwriters"), propose to enter into an Underwriting Agreement with Grey Wolf, Inc. (the "Company"), providing for the public offering by the Underwriters, including the Representatives, of Common Stock, par value $0.10 per share (the "Common Stock"), of the Company (the "Offering").

     In consideration of the Underwriters' agreement to purchase and undertake the Offering of the Company's Common Stock and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock which may be issued upon exercise of a stock option or warrant) or any securities convertible into or exercisable or exchangeable for such Common Stock, or in any manner, transfer all or a portion of the economic consequences associated with the ownership of the Common Stock, without the prior written consent of CSFBC, for 120 days after the commencement of the Offering, other than the transfer by the undersigned of any Common Stock to any member of the undersigned's immediate family or to a revocable trust for the benefit of the undersigned or any member of the undersigned's immediate family, provided that any such transferee agrees to be bound by such conditions, and other than the surrender of any Common Stock or option exercisable for Common Stock as complete or partial payment by such person for shares of Common Stock to be acquired upon exercise of such option granted to such person.

     In addition, the undersigned agrees that the Company may, and that the undersigned will, except as to transfers permitted pursuant to the preceding paragraph, (i) with respect to any shares of Common Stock for which the undersigned is the record holder, cause the transfer agent for the Common Stock to note stop transfer instructions with respect to such shares of Common Stock on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares of Common Stock to cause the transfer agent for the Common Stock to note stop transfer instructions with respect to such shares of Common Stock on the transfer books and records of the Company.


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     Nothing in this agreement shall prohibit the undersigned from acquiring shares of Common Stock pursuant to the exercise of presently outstanding employee or director options granted by the Company and held by the undersigned or by transferees of the undersigned.

     The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


                                 Very truly yours,



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(Name - Please Type)


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(Address)



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(Social Security or Taxpayer Identification No.)


Number of shares owned or subject to               Certificate numbers:
warrants, options or convertible
securities:


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